Exhibit 99.1

Four Corners Property Trust, Inc. Announces Fourth Quarter 2016 Earnings

MILL VALLEY, CA – February 22, 2017 / Business Wire – Four Corners Property Trust, Inc. (“FCPT” or the “Company”, NYSE: FCPT) announced today its operating results for the quarter and year ended December 31, 2016.

A supplemental financial and operating report that contains non-GAAP measures and other defined terms, along with this press release, has been posted to the investor relations section of the Company’s website at http://investors.fcpt.com/.

Highlights for the Quarter Ended December 31, 2016:

•	Net income attributable to common shareholders of $32.5 million, or $0.54 per diluted common share, including a $16.6 million gain on the sale of two properties.

•	GAAP rental revenue of $26.9 million, consisting of $24.6 million in cash rents and $2.3 million of straight-line rent adjustments.

•	NAREIT-defined Funds from Operations (FFO) of $21.1 million, or $0.35 per diluted common share.

•	Adjusted Funds from Operations (AFFO) of $18.8 million, or $0.31 per diluted common share.

•	General and administrative (G&A) expenses for the quarter of $2.6 million including $0.4 million of non-cash, stock-based compensation. G&A expenses for the year of $11.0 million including $1.6 million of non-cash, stock-based compensation.

•	Declared regular dividend of $0.2425 per common share for the fourth quarter of 2016.

•	Acquired 43 restaurant properties with an investment value of $71.1 million, an initial weighted average cash yield of 6.6%, and a weighted average lease term of 17.3 years.

•	Disposed of two restaurant properties for a gross sales price of $24.8 million, representing a weighted average capitalization rate of 4.8%.

•	At December 31, 2016, FCPT had $445 million of outstanding debt, including $45 million drawn on its $350 million revolving credit facility, and $26.6 million of available cash and cash equivalents.

•	On December 5, FCPT established a $150 million At-The-Market (ATM) stock offering program. During December 2016, the Company sold 82,413 shares at a weighted average share price of $20.03, generating net proceeds of $1.63 million.

•	Issued 274,744 Operating Partnership units (“OP units”) at $20.13 per unit in connection with an acquisition of restaurant properties.

Management Comments:

“After the initiation of acquisition activity in the second and third quarter, we closed on a significant level of new investments in the fourth quarter consistent with our goal to grow and diversify from our strong initial Darden portfolio. With the initiation of an ATM equity program and the receipt of an investment grade rating of BBB- from Fitch, we also have begun to broaden our access to capital.

As we passed our one-year anniversary as a standalone company, we are pleased with the progress we have made in building out our team and executing on our strategic plan.”

Real Estate Portfolio:

As of December 31, 2016, the Company’s rental portfolio consisted of 475 restaurant properties located in 44 states. The properties are 100% occupied under long-term, triple-net leases with a weighted average remaining lease term of approximately 13.7 years and an estimated portfolio weighted average EBITDAR to Lease Rent coverage of 4.2x.

Conference Call Information:

Company management will host a conference call and audio webcast on Thursday, February 23, 2017 at 10:00 am Eastern Time to discuss the results.

Interested parties can listen to the call via the following:

Internet: Go to http://dpregister.com/10100203 at least 15 minutes prior to start time of the call in order to register and to download any necessary audio software. Please note for those that register, the dial-in number will be provided upon registration.

Phone: 1-888-346-5243 (domestic) / 1-412-317-5120 (international). Participants not pre- registered must ask to be joined into the Four Corners Property Trust call.

Replay: Available through May 23, 2017 by dialing 1-877-344-7529 (domestic) / 1-412-317- 0088 (international), Access Code 10100203

About FCPT:

FCPT, headquartered in Mill Valley, CA, is a real estate investment trust primarily engaged in the acquisition and leasing of restaurant properties. The Company seeks to grow its portfolio by acquiring additional real estate to lease, on a triple-net basis, for use in the restaurant and related food services industry.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding: operating and financial performance; and expectations regarding the making of distributions and the payment of dividends. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made and, except in the normal course of the Company’s public disclosure obligations, the Company expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are based on management’s current expectations and beliefs and the Company can give no assurance that its expectations or the events described will occur as described. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.

Factors that could have a material adverse effect on the Company’s operations and future prospects or that could cause actual results to differ materially from the Company’s expectations are included in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2016.

Notice Regarding Non-GAAP Financial Measures:

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental financial and operating report, which can be found in the investor relations section of our website.

Supplemental Materials and Website:

Supplemental materials on the Fourth Quarter 2016 operating results and other information on the company are available on the investors relations section of FCPT’s website at http://investors.fcpt.com/

Four Corners Property Trust

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Revenues:
Rental revenue	$26,876	$15,134	$105,624	$15,134
Restaurant revenue	4,391	4,319	18,394	18,322

Total revenues	31,267	19,453	124,018	33,456
Operating expenses:
General and administrative	2,546	1,856	10,977	1,856
Depreciation and amortization	5,231	3,153	20,577	3,758
Restaurant expenses	4,253	3,396	17,853	16,996
Interest expense	3,239	2,203	14,828	2,203

Total operating expenses	15,269	10,608	64,235	24,813
Other income	9	—	97	—
Realized gain on sale, net	16,623	—	16,623	—

Income before provision for income taxes	32,630	8,845	76,503	8,643
(Provision for) benefit from income taxes	(108)	(2,949)	80,347	(2,944)

Net income	32,522	5,896	156,850	5,699
Net income attributable to noncontrolling interest	(41)	—	(41)	—

Net Income Attributable to Common Shareholders	$32,481	$5,896	$156,809	$5,699

Basic net income per share	$0.54	$0.24	$2.75	$0.92
Diluted net income per share	$0.54	$0.24	$2.63	$0.91
Regular dividends declared per share	$0.2425	$—	$0.9700	$—
Weighted-average shares outstanding(1):
Basic	59,837,636	24,385,346	56,984,561	6,206,375
Diluted	59,871,465	24,680,656	59,568,067	6,263,921

(1)	Weighted average shares outstanding are calculated using the share count throughout 2015. Prior to November 9th, 2015, there were no shares outstanding.

Four Corners Property Trust

Consolidated Balance Sheets

(In thousands, except share data)

	December 31,
	2016	2015
ASSETS
Real estate investments:
Land	$421,941	$404,812
Buildings, equipment and improvements	1,055,624	992,418

Total real estate investments	1,477,565	1,397,230
Less: Accumulated depreciation	(583,307)	(568,539)

Total real estate investments, net	894,258	828,691
Cash and cash equivalents	26,643	98,073
Deferred rent	11,594	1,500
Derivative assets	837	165
Other assets	3,819	1,008

Total Assets	$937,151	$929,437

LIABILITIES AND EQUITY
Liabilities:
Notes payable ($445,000, net of $6,105 and $7,698 of deferred financing costs, respectively)	$438,895	$392,302
Dividends payable	14,519	—
Deferred rental revenue	7,974	7,940
Derivative liabilities	—	477
Deferred tax liabilities	196	80,881
Other liabilities	5,450	6,195

Total liabilities	467,034	487,795

Equity:
Preferred stock, $0.0001 par value per share, 25,000,000 shares authorized, zero shares issued and outstanding	—	—
Common stock, $0.0001 par value per share, 500,000,000 shares authorized, 59,923,557 and 42,741,995 shares issued and outstanding at December 31, 2016 and 2015, respectively	6	4
Additional paid-in capital	438,864	436,697
Accumulated other comprehensive gain (loss)	207	(316)
Noncontrolling interest	5,097	—
Retained earnings	25,943	5,257

Total equity	470,117	441,642

Total Liabilities and Equity	$937,151	$929,437

Four Corners Property Trust

FFO and AFFO

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31, 2016	Year Ended December 31, 2016
Funds from operations (FFO):
Net income attributable to shareholders in accordance with GAAP	$32,481	$156,809
Depreciation and amortization	5,231	20,577
Deferred tax benefit from REIT election	—	(80,410)
Realized gain on sales of real estate	(16,623)	(16,623)

FFO (as defined by NAREIT)	$21,089	$80,353

Non-cash stock-based compensation	394	1,550
Non-cash amortization of deferred financing costs	398	1,592
Other non-cash interest (income) expense	(749)	(610)
Straight-line rent	(2,295)	(10,095)

Adjusted funds from operations (AFFO)	$18,837	$72,790

Fully diluted shares outstanding	59,871,465	59,568,067
FFO per diluted share	$0.35	$1.35
AFFO per diluted share	$0.31	$1.22